EXHIBIT 5

                          INVESTMENT ADVISORY AGREEMENT


                 AGREEMENT, dated March 15 , 1996 between THE MATTERHORN GROWTH FUND, INC., a Maryland corporation (the "Fund"), and MATTERHORN ASSET MANAGEMENT CORPORATION, a New York corporation (the "Adviser").

                 WHEREAS,  the  Fund is  engaged  in  business  as an  open-end,
non-diversified   investment  company  and  is  registered  as  such  under  the
Investment Company Act of 1940, as amended;

                 WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

                 WHEREAS, the Fund desires the Adviser to render investment advisory services to the Fund in the manner and on the terms and conditions hereinafter set forth;

                 NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Fund and the Adviser agree as follows:

         1.      Duties and Responsibilities of Adviser.

                 A. Investment Advisory Services. The Adviser will act as investment adviser to the Fund and will supervise and direct the investments of the Fund in accordance with the Fund's investment objectives, policies and limitations, as provided in the Fund's prospectus or other governing instruments, as amended from time to time, the Investment Company Act of 1940, as amended (the "Act"), and the Rules and Regulations of the Securities and Exchange Commission thereunder, as amended from time to time, and such other limitations as the Fund may impose by notice in writing to the Adviser. The Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities and securities markets as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Fund in a manner consistent with its investment objectives. In furtherance of this duty, the Adviser is authorized, in its discretion and without prior consultation with the Fund, to (i) buy, sell, exchange, convert, lend and otherwise trade in any stocks, bonds and other securities and investment assets; and (ii) place orders and negotiate the commissions (if any) for the execution of transactions in securities with or through such brokers, dealers, underwriters or issuers as the Adviser may select. The investment policies and all other actions of the Fund are and shall at all times be subject to the control and direction of the Fund's Board of Directors.

                 B. Management Services. Subject to the control and direction of the Board of Directors of the Fund, the Adviser shall provide the Fund with supervisory management services. The Adviser shall monitor the financial, accounting and
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                                    EXHIBIT 5

administrative functions of the Fund, maintain liaison with custodians, depositories, transfer and pricing agents, dealers, insurers and other agents of or providers of services to the Fund and assist in the coordination of their activities on behalf of the Fund.

                 C. Reports to the Fund. The Adviser shall furnish to the Fund such information, reports, evaluations, analyses and opinions as the Fund may, at any time or from time to time, reasonably request or as the Adviser may deem to be desirable.

         2. Allocation of Expenses. The Adviser shall pay all compensation, fees and expenses of the officers and directors of the Fund who are interested persons of the Adviser. The Fund shall bear and pay all costs and expenses of its operations and business, other than those expressly stated to be payable by the Adviser hereunder, including but not limited to (i) brokerage commissions and other costs incident to the purchase or sale of securities, (ii) interest and taxes, (iii) legal and accounting fees and expenses, (iv) fees of custodians, transfer agents, registrars and dividend disbursing agents, (v) costs of printing, issuing and registering transfer of stock certificates, (vi) costs in connection with annual or special meetings of shareholders, including the preparation, printing and distribution of proxy soliciting materials, (vii) insurance premiums, (viii) the cost of preparing and printing prospectuses, statements of additional information and supplements thereto, (ix) postage, (x) compensation of all non-officer employees and compensation, fees and expenses of officers and directors who are not interested persons of the Adviser, (xi) office space, officer furnishings, office supplies and office equipment, including telecommunications equipment and service, (xii) association fees and dues, (xiii) publications, (xiv) fees and expenses relating to the registration or qualification of Fund shares under Federal and state securities laws and (xv) expenses of an extraordinary and non-recurring nature, including the costs of actions, suits or proceedings to which the Fund is a party and the expenses which the Fund may incur as a result of its legal obligations to provide indemnification to its officers, directors and agents.

                 The Adviser hereby agrees to reimburse the Fund if and to the extent (limited to the amount of the advisory fee during the year) that Fund expenses exceed the limitation specified in any statute or regulation of the most restrictive state in which Fund shares are and continue to be registered or qualified at such time, provided and to the extent that any other entity, such as any principal underwriter for Fund shares, does not so reimburse the Fund. In addition, if in the twelve month period commencing on the date of execution hereof, or in the twelve month period commencing on the first anniversary of the date of execution hereof, the aggregate operating expenses of the Fund (as hereafter defined) exceed 4.0% of the average daily net assets of the Fund for such period, the Adviser shall reimburse the Fund for such excess operating expenses. Such operating expense reimbursement, if any, shall be paid on a monthly basis. As used herein, the term "operating expenses" of the Fund for a fiscal period shall mean all expenses of the Fund for such period, including expenses pursuant to any plan of distribution adopted in accordance with Rule 12b-1 under the Act, but excluding interest, taxes, brokerage commissions and other portfolio transaction
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                                    EXHIBIT 5

expenses,   capital   expenditures   and  expenses  of  an   extraordinary   and
non-recurring nature.

         3. Advisory Fee. For the services to be rendered and the expenses assumed and to be paid by the Adviser as provided herein, the Fund will pay to the Adviser compensation at the annual rate of one percent of the value of the Fund's net assets, computed in the manner set forth below and payable on the last business day of the month in which such portion of the management fee is earned. Such compensation will be calculated on the basis of the average of the valuations of the net assets of the Fund made as of the close of business on the last business day of each month during the period for which such compensation is paid.

         4. Brokerage. Subject to the approval of the Board of Directors of the Fund, the Adviser, in carrying out its duties under Paragraph 1.A, may cause the Fund to pay a broker-dealer (including a broker-dealer which is an affiliated person of the Fund or Adviser) which furnishes brokerage or research services (as such services are defined under Section 28(e) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) a higher commission than that which might be charged by a broker-dealer which does not furnish brokerage or research services or which furnishes brokerage or research services deemed to be of lesser value, if such commission is deemed reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the Exchange Act).

         5. Adviser's Use of the Services of Others. The Adviser may (at its cost except as contemplated by Paragraph 4) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Adviser or the Fund with such statistical or other factual information, advice or assistance as the Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Fund.

         6. Securities Transactions. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Adviser nor any affiliated person will act as a principal.

         7. Services to Other Clients. The services of the Adviser to the Fund hereunder are not to be deemed exclusive, and the Adviser will be free to render similar services to others so long as its services hereunder are not impaired thereby.

         8. Limitation on Share Transactions. Neither the Adviser nor any of its officers or employees will take any long or short position in the capital stock of the Fund; but this prohibition shall not prevent the purchase by or for the Adviser or any of its officers or employees of shares of the capital stock of the Fund at the price at which such shares are offered to the public at the moment of purchase; provided, that (i) such
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                                    EXHIBIT 5

purchase is to be made for investment purposes only, and (ii) if any shares of stock so purchased are resold or redeemed within two months after the date of purchase, such fact will be immediately reported to the Fund.

         9. Adverse Interests. Subject to and in accordance with the Articles of Incorporation and By-Laws of the Fund and the Certificate of Incorporation and By-Laws of the Adviser, it is understood that directors, officers, agents, and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as directors, officers or stockholders, or otherwise, that directors, officers, agents and stockholders of the Adviser are or may be interested in the Fund as stockholder or otherwise, and that the effect of any such adverse interests shall be governed by such charter documents and by-laws.

         10. Limitation on Liability. Neither the Adviser nor any of its officers, directors or employees, nor any person performing executive, administrative, trading or other functions for the Fund (at the direction or request of the Adviser) or the Adviser in connection with the Adviser's discharge of its obligations undertaken or reasonably assumed with respect to this agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its or his duties on behalf of the Fund or from reckless disregard by the Adviser or such person of the duties of the Adviser under this Agreement.

         11. Term of Agreement. This agreement shall become effective and its term shall commence as of the date hereof. Unless sooner terminated as provided in Paragraphs 12 and 13 below, this agreement shall continue in force until the date of the next annual meeting of shareholders of the Fund or until the second anniversary of the execution hereof, whichever is sooner, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a majority of the Board of Directors who are not parties to this agreement or interested persons of the Fund or the Adviser or by vote of a majority of the outstanding voting securities of the Fund and a majority of those directors who are not parties to this agreement or interested persons of the Fund or the Adviser.

         12. Termination. This agreement may be terminated at any time by the Fund upon 60 days' written notice to the Adviser, without payment of penalty, by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding securities of the Fund. This agreement may also be terminated at any time by the Adviser upon 60 days' written notice to the Fund.

         13. Amendment or Assignment. This agreement may not be amended, transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote of the holders of a majority of the outstanding voting securities of the
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                                    EXHIBIT 5

Fund; and this agreement shall automatically and immediately terminate in the event of its assignment.

         14. Interpretation. Nothing herein contained will be deemed to require the Fund to take any action contrary to its Articles of Incorporation or By-Laws or any applicable statute or regulation or to relieve or deprive the Board of Directors of the Fund of its responsibility for and control of the conduct of the affairs of the Fund.

         15. Definitions. Any questions of interpretation of any term or provision of this agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment," and "affiliated person," as used in Paragraphs 2, 4, 6, 11, 12 and 13 hereof, shall have the meanings assigned to them by Section 2(a) of the Act. In addition, where the effect of a requirement of the Act reflected in any provision of this agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                 IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed on its behalf on the day and year first above written.

                                    THE MATTERHORN GROWTH FUND, INC.


                                    By /s/Gregory A. Church
                                       -----------------------------------------
                                              President

                               MATTERHORN ASSET MANAGEMENT CORPORATION


                                    By /s/Sheldon E. Goldberg
                                       -----------------------------------------
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